UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Palisades Venture, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	99-0991248
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21200 Oxnard Street, #6630
Woodland Hills, CA	91367
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-276934 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed by Palisades Venture Inc. (the “Company”) to register the Common Stock of the Company, par value $0.001 per share (the “Common Stock”), issuable under Palisades Venture Inc. to be traded on the OTCID market platform.

STATEMENT OF INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part of the information or documents listed below that we have filed with the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on August 20, 2025;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on October 31, 2024

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 19, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on September 16, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on September 30, 2025;

•	Our Current Report on Form 8-K with the SEC on March 17, 2025.

(c)	The description of the Company’s Common Stock contained in Registration Statement S-1, filed with the SEC on February 7, 2024.

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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings, updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference, to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of such documents. You should direct any requests for documents to: Orie Rechtman, President @ 21200 Oxnard Street, #6630, Woodland Hills, CA 91367.

The Commission allows us to “incorporate by reference” the information the Company files with the Commission, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof, from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

N/A

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PALISADES VENTURE, INC.

Date: October 6, 2025

By: /s/ Orie Rechtman

Orie Rechtman, President

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